UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	May 2, 2005

                      FRESH BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	000-32825	39-2019963
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

               2215 Union Avenue, Sheboygan, Wisconsin 53081
(Address of principal executive offices, including zip code)

                                    (920) 457-4433
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

        On April 29, 2005, Fresh Brands, Inc. (the “Company”) issued a press release announcing that it had named Joseph Livorsi as its Senior Vice President of Sales and Marketing. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report.

        On May 2, 2005, Fresh Brands, Inc. (the “Company”) entered into a Key Executive Severance and Employment Agreement with Mr. Livorsi. The Company has severance agreements with all of its executive officers and Mr. Livorsi’s severance agreement is substantially similar to the severance agreements entered into with certain other existing executive officers.

        Mr. Livorsi’s severance agreement provides that, following any “change of control” (as defined in the agreement), he will be employed in the same position performing equivalent duties at the same location as immediately prior to the change of control for two years. During the employment period, Mr. Livorsi would be entitled to receive a salary equal to his annual compensation rate in effect as of the date of the change of control (subject to increase by the Compensation Committee of the Board of Directors) and inclusion in benefit plans available to employees of comparable status.

        If, at any time during the employment period, Mr. Livorsi’s employment is terminated other than for “cause” (as defined in the severance agreement) or for his disability, or if his duties are changed substantially without his written consent, and he terminates his employment as a result, he would be entitled to receive:

•	a lump sum payment equal to (a) the sum of (i) his annual base salary at the time of the change of control and (ii) the greater of his most recent annual bonus or the average of his three most recent bonuses at the time of the change of control multiplied by (b) two;

•	the actuarially determined present value of the benefit accruals that would have been made through the end of the employment period under our retirement plans applicable to him; and

•	along with his eligible dependents, coverage under medical benefit plans through the end of the employment period.

        The payments under the severance agreement may be subject to certain adverse tax consequences that (i) impose on Mr. Livorsi an excise tax on total severance payments (which includes the value of certain non-cash benefits) received by him and (ii) limits the ability of the Company to deduct such payments for tax purposes. The severance agreement limits the cash payments made to Mr. Livorsi to an amount that ensures that these tax consequences do not apply.

Item 8.01.	Other Events.

        On May 2, 2005, Bruce J. Olson regrettably submitted his voluntary resignation to the Board of Directors of the Company to commit his full energies to his current principal employment obligations. His resignation was voluntary and not the result of any disagreement with the Company or its Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

(99.1)	Press Release of Fresh Brands, Inc., dated April 29, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH BRANDS, INC.

Date: May 6, 2005	By: /s/ Louis Stinebaugh Louis Stinebaugh President and Chief Operating Officer

FRESH BRANDS, INC.
Exhibit Index to Current Report on Form 8-K
Dated May 2, 2005

Exhibit
Number

(99.1)     Press Release of Fresh Brands, Inc., dated April 29, 2005.

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